UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 23, 2004

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623)932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)                                  On December 23, 2004, the Registrant issued a press release (attached hereto as Exhibit 99.1 and incorporated by reference herein) announcing the appointment of Richard M. Finkbeiner as Chief Financial Officer, Secretary & Treasurer.  Mr Finkbeiner will receive an annual salary of $225,000, $100,000 relocation allowance, bonus as determined by the Board, options to purchase 175,000 shares of common stock, nine months’ severance if he is terminated by the Registrant without cause, and certain other benefits as more specifically described in  Mr. Finkbeiner’s Executive Employment Agreement in the form attached hereto as Exhibit 99.2.  Mr. Finkbeiner is 58 years old and served as Chief Financial Officer for Concord Camera Corporation in Hollywood, Florida from 2002 to 2004.  Previous to that, Mr. Finkbeiner served as Executive VP, Finance & Administration and Chief Financial Officer for Leapfrog in San Francisco, California from 2000-2002 and as Corporate VP and Chief Financial Officer of Menasha Corporation from 1998-2000.

ITEM 9.01                                       Financial Statements and Exhibits

Exhibit 99.1                               Press Release dated December 23, 2004, announcing the appointment of a Chief Financial Officer, Secretary & Treasurer.

Exhibit 99.2                               Form of Executive Employment Agreement between the Registrant and Richard M. Finkbeiner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.
(Registrant)

Date	December 23, 2004
/s/ Thomas W. Freeze
(Signature)

Thomas W. Freeze
President and Chief Executive Officer